UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 26, 2014

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2014, First Financial Northwest, Inc. (the “Company”) amended its Bylaws to decrease the size of its Board of Directors from eight (8) to seven (7) members in connection with the previously announced resignation of Director Robert L. Anderson.  The Bylaw amendment will be effective at the conclusion of the Company’s next annual meeting of shareholders, tentatively scheduled to be held on June 25, 2014.  A copy of the Company’s Amended and Restated Bylaws are attached hereto as Exhibit 3.2.

Item 8.01  Other Events

On February 26, 2014, the Company announced that the Company’s Board of Directors declared a quarterly cash dividend of $0.05 per share on the Company’s common stock.  Shareholders of the Company’s common stock at the close of business on March 14, 2014 will be entitled to receive the cash dividend, which will be payable on March 28, 2014.

The news release announcing the quarterly cash dividend and stock repurchase is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

3.2           Amended and Restated Bylaws of First Financial Northwest, Inc.

99.1           Press Release dated February 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: February 28, 2014	By: /s/Joseph W. Kiley III
Joseph W. Kiley III
President and Chief Financial Officer